Exhibit 21
List of Significant Subsidiaries
Jurisdiction of
Incorporation
1204552 Alberta ULC	Alberta, Canada
Calgary, Alberta, Canada

1022778 Alberta Ltd.	Alberta, Canada
Calgary, Alberta, Canada

350 Pleasant Valley Corp.	State of New Jersey

Alpine Village Holding, Inc.	State of Delaware

Alpine Village Apartments, L.L.C.	State of Delaware

Belair Drive, LLC	State of Delaware

Biltmore Club Holding, Inc.	State of Delaware
Newark, NJ

Biltmore Club Apartments, L.L.C.	State of Delaware

Britalta Venezolano, Ltd.	Alberta, Canada
Calgary, Alberta, Canada

Galsworthy Arms Holding, Inc.	State of Delaware

Galsworthy Arms Apartments, L.L.C.	State of Delaware

Global Equities Management Corp.	State of Delaware

Rockland Resources	State of Oklahoma

San Francisco Oil	State of California

Sunrise Ridge Holding, Inc.	State of Delaware
Newark, NJ

Sunrise Ridge, L.L.C.	State of Delaware
Newark, NJ

Van Buren Holding, Inc.	State of Delaware

Van Buren, L.L.C.	State of Delaware

Wellington Holding, Inc.	State of Delaware

Wellington Apartments, L.L.C.	State of Delaware

Wilshire Oil of Canada Co.	Nova Scotia, Canada
Calgary, Alberta, Canada

Wilshire Oil of Canada (U.S.), Inc.	State of Delaware